Exhibit (15)

October 31, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:

Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; and 333-147148) and Form 3 (Registration No. 333-147052).

Commissioners:

We are aware that our report dated October 23, 2008, on our review of interim financial information of Ecolab Inc. (the “Company”) for the quarter and nine month periods ended September 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota